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                                                                Exhibit 10.25

                              EMPLOYMENT AGREEMENT
                              --------------------


THIS EMPLOYMENT AGREEMENT is entered into as of the 1st day of October, 1998, by and between Charles Miller ("Miller") and Central Reserve Life Corporation, an Ohio corporation (the "Company").



WHEREAS, Miller possesses valuable skills, expertise and abilities in the life, accident and health insurance business; and



WHEREAS, the Company wishes to secure the services of Miller as Executive Vice President and Chief Financial Officer ("CFO") of the Company for a three-year term, and Miller is willing to serve in such capacity, all upon the terms and conditions set forth.



NOW THEREFORE, in consideration of the covenants set forth herein, the parties hereto agree as follows:



       1. EMPLOYMENT. The Company hereby employs Miller as its CFO commencing on October 1, 1998 (the "Commencement Date") and, unless sooner terminated as hereinafter provided, ending on the third anniversary of the Commencement Date (the "Term"). Miller hereby agrees to render such services to the Company upon the terms
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              and conditions set forth in this Agreement. Miller shall devote his full time and attention to the business and affairs of the Company.



       2.     COMPENSATION.


              (a) BASE SALARY. The Company agrees to pay Miller a base salary at the annual rate of $175,000 per year, as increased from time to time, payable in installments consistent with the Company's payroll practices, subject to review on April 1, 1999.



              (b) STOCK OPTIONS. As an inducement to Miller to enter into this Agreement, the Company will grant to Miller on the Commencement Date, options to purchase an aggregate of 100,000 shares of Common Stock (the "Options") at an exercise price of $6.50 per share. 40,000 of the Options will vest immediately upon issuance. 30,000 of such Options shall vest on October 1, 2000, and the remaining 30,000 Options shall vest on the third anniversary of the Commencement Date. Miller shall forfeit all unvested Options if his employment with the Company is terminated, except as otherwise provided in Paragraph 6.

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              (c)    OTHER COMPENSATION. Miller may also receive such cash
                     bonuses or other such cash-incentive compensation as the Board of Directors of the Company may approve from time to time in its sole discretion. In addition, Miller shall receive a "sign-on" bonus of $50,000 on the Commencement Date.



       3. EXPENSES. The Company will pay or reimburse Miller for all reasonable business expenses incurred by Miller in the performance of his duties. In addition, the Company will reimburse Miller for $4,000 per month with respect to his travel to and from his Florida home to the Company's offices in Cleveland, Ohio, and temporary residence in Cleveland through April 1, 1999, at which time Miller will relocate to Cleveland or the then headquarters of the Company. In addition, when Miller relocates to the headquarters of the Company, all reasonable expenses of relocation, including moving expenses, real estate commissions and closing costs related to the sale of his Florida residence, shall be paid by the Company.


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       4.     DEATH. Miller's employment by the Company will terminate
              immediately upon his death; provided, that in the event of Miller's death during the Term, Miller's estate shall be entitled to receive the payment described in Paragraph 6(b).



       5. DISABILITY. If Miller becomes totally or partially disabled during the Term, the Company shall continue to pay to Miller, as long as such disability continues during the Term, the level of compensation payable to Miller at the date his disability is determined, reduced dollar-for-dollar to the extent of any disability insurance payments paid to Miller through insurance programs, the premiums for which were paid by the Company or its subsidiaries. For purposes of this Agreement, the term "total disability" shall mean Miller's inability due to illness, accident or other physical or mental incapacity to engage in the full-time performance of his duties under this Agreement, as reasonably determined by the Board of Directors of the Company based on such evidence as such Board shall deem appropriate. For purposes of this Agreement, "partial disability" shall mean Miller's due to illness, accident or other physical or mental incapacity to
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              engage in only the partial performance of his duties under this
              Agreement, as reasonably determined by the Board of Directors of the Company based on such evidence as such Board shall deem appropriate.



       6.     TERMINATION.

              (a) FOR CAUSE. The Company shall have the right to terminate Miller's employment hereunder at any time during the Term for Cause. For purposes of this Agreement, "Cause" shall be limited to Miller's conviction of a felony or the gross neglect of, and continued failure to perform substantially Miller's duties under the Agreement. Notwithstanding anything herein to the contrary, Miller's inability to perform the duties of his position due to his death or his total or partial disability shall not be deemed to constitute Cause.


                     If, in the opinion of the Board of Directors of the Company, Miller's employment shall become subject to termination for Cause, the Board of Directors shall give Miller notice to that effect, which notice shall describe the matter or matters
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                     constituting such Cause. If, within thirty (30) days of
                     receipt of such notice, Miller has not substantially eliminated or cured each such matter or matters, then the Company shall have the right to give Miller notice of the termination of his employment. Miller's employment hereunder shall be considered terminated for Cause as of the date specified in such notice of termination unless and until there is a final determination by a court of competent jurisdiction that the cause of termination of Miller's employment did not exist at the time of giving said notice of termination. Upon termination of Miller's employment for Cause, this Agreement shall terminate without further obligations to Miller other than the Company's obligation (i) to pay to Miller within thirty
                     (30) days after the date of termination that portion of Miller's aggregate compensation that is accrued through the date of termination to the extent not theretofore paid and
                     (ii) to pay or provide to pay, to Miller on a timely basis any other amounts or benefits required to be paid or provided or which Miller is eligible to receive under any plan, program, policy, practice, contract or

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                     agreement of the Company to the extent not theretofore paid or provided.



              (b)    WITHOUT CAUSE. The Company shall have the right to
                     terminate Miller's employment hereunder without Cause at
                     any time during the Term. If the Board of Directors determines to terminate Miller's employment without Cause, the Company shall give notice of such termination to
                     Miller, and Miller's employment hereunder shall be considered terminated without Cause as of the date specified in such notice of termination. Upon termination
                     of Miller's employment without Cause, Miller shall be paid the following on the date of termination (except as otherwise noted): (i) that portion of Miller's aggregate compensation and benefits that is accrued through the date of termination to the extent not theretofore paid and (ii) all cash payments that would have been payable to Miller pursuant to Paragraph 2(a) had Miller remained employed by the Company for one year following the date of termination pursuant to this Paragraph.
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              (c)    CHANGE OF CONTROL. In the event that Miller's employment is terminated in connection with a "change of control" of the Company, in addition to the compensation described in Paragraph 6(b) above, Miller shall be entitled to receive cash compensation equal to the difference between the cash compensation paid to him under Paragraph 6(b) above and the cash compensation he would have received under the Agreement had Miller remained employed by the Company through the third anniversary of the Commencement Date. Miller shall also be entitled to become vested in any Options not previously vested under the terms of Paragraph
                     2 above. "Change of Control" shall mean the occurrence of any of the following events:



                     (i)    Any person (as that term is defined in Section 13
                            (d) of the Securities Exchange Act of 1934, as amended) shall become the "beneficial owner" of securities of the Company representing more than the greater of (x) fifty-one percent (51%) of the combined voting power of the Company's then outstanding voting securities on a fully

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                            diluted basis or (y) the largest percentage
                            shareholders on a fully diluted basis;


                     (ii) Any consolidation or merger to which the Company is a party, if following such consolidation or merger, the stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation on a fully diluted basis; or



                     (iii) Any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the stockholders of the Company immediately prior to such transaction beneficially own securities representing at least fifty-one percent (51%) of the combined
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                            voting power of the outstanding voting securities on
                            a fully diluted basis.


                     (d) BY MILLER. Miller may terminate his employment hereunder at any time by retirement or resignation, upon notice to the Company. Upon such termination by Miller, no compensation for any period after the date of such termination shall be payable to Miller.


       7.     COVENANTS.

              (a) CONFIDENTIAL INFORMATION AND TRADE SECRETS. During Miller's employment by the Company, Miller will enjoy access to the Company's "confidential information" and "trade secrets". For purposes of this Agreement, "confidential information" shall mean information which is not publicly available, including, without limitation, information concerning customers, material sources, suppliers financial projections, marketing plans and operating methods. Miller's access to which derives solely from Miller's employment with the Company. For purposes of this Agreement, "trade secrets" shall mean the Company's processes,
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                     methodologies and techniques known only to those employees of the Company who need to know such secrets in order to perform their duties on behalf of the Company. The Company takes numerous steps, including these provisions, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets.



              (b) RESTRICTED USE AND NON-DISCLOSURE. Miller, recognizing the Company's significant investment of time, efforts and money in developing and preserving its confidential information, shall not, during his employment hereunder and for a two
                     (2)-year period after the end of Miller's employment hereunder, use for his direct or indirect personal benefit any of the Company's confidential information or trade secrets. For a two (2)-year period after the end of Miller's employment hereunder, Miller shall not disclose to any person any of the Company's confidential information or trade secrets.


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              (c)    RETURN OF THE COMPANY'S PROPERTY. Upon termination of
                     Miller's employment with the Company, for whatever reason and in whatever manner, Miller shall return to the Company all copies of all writings and records relating to the Company's business, confidential information or trade secrets that are in Miller's possession at such time.



              (d) NON-COMPETITION. During Miller's employment hereunder and, in the event of a Change in Control or termination of Miller's employment for any reason other than for Cause, for a period equal to the lesser of twelve (12) months or the remainder of the original term of this Agreement,
                     Miller shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where the Company or any of its subsidiaries is engaged in business after the date hereof and prior to the termination of Miller's employment, in a business the same or similar to, any business now, or at any time after the date hereof and prior to Miller's termination, conducted by the
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                     Company or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder.


              (e) NON-SOLICITATION. In the event of a Change in Control or termination of Miller's employment for any reason other than for Cause, for the period equal to the lesser of twelve (12) months or the remainder of the original term of the Agreement, Miller shall not, directly or indirectly, induce employees of the Company or any of its subsidiaries to leave such employment with the result that such employees would engage in business activities which are substantially similar or are closely related to the business activities such employee performed on behalf of the Company and which compete against the Company.
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              (f)    ENFORCEABILITY. The necessity of protection against the
                     competition of Miller and the nature and scope of such protection has been carefully considered by the parties hereto. The parties hereto agree and acknowledge that the duration, scope and geograhic areas applicable to the non-competition covenant in this Section 7 are fair, reasonable and necessary, that adequate compensation has been received by Miller for such obligations, and that these obligations do not prevent Miller from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable, that consideration is inadequate or that Miller has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 7 as will render such restrictions valid and enforceable.



              (g) EQUITABLE REMEDIES. Notwithstanding the provisions of Paragraph 10 hereof, in the event of a breach or threatened breach by Miller of any of


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                     the covenants set forth in this Paragraph, the Company or
                     any of its affiliates shall be entitled to seek in any court of proper jurisdiction all appropriate remedies, including, without limitation, injunctive relief and monetary damages.



              (h) SURVIVAL. The covenants set forth in this Paragraph shall survive termination of this Agreement.



       8. ARBITRATION OF DISPUTES. Any controversy or claim, arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Cleveland, Ohio, in accordance with the laws of the State of Ohio by three arbitrators, one of whom shall be appointed by the Company, one by Miller and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Northern District of Ohio. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except


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              with respect to the selection of arbitrators which shall be provided in this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company shall pay all the fees and expenses of such arbitrator and the other costs of arbitration. In addition, the Company shall pay (or Miller shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the successful enforcement of any of his rights hereunder.



       9. NOTICES. Any notice required or permitted pursuant to this Agreement shall be deemed to have been properly given if in writing and when delivered personally or by a national overnight courier service or five business days after being sent by United States mail, certified or registered, postage prepaid, addressed as follows:



                    If to the Company:

                    Central Reserve Life Corporation
                    17800 Royalton Road
                    Strongsville, Ohio 4136
                    Attention:  General Counsel


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                   If to Miller:

                   Mr. Charles Miller
                   5746 Masters Boulevard
                   Orlando, Florida 32819




              or to such other place as either party may designate to the other by written notice in accordance with this Paragraph.



       10. NO WAIVER. No waiver of any breach of any of the terms or provisions of this Agreement shall be construed or held to be a waiver of any other breach, or waiver of, acquiescence in or consent to any further or succeeding breach thereof.



       11. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.



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       12.    GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflicts of law.



       13. SEVERABILITY. If any provision of this Agreement is held for any reason to be invalid, it will not invalidate any other provisions of this Agreement which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto. Rather, such invalid provision shall be construed so as to give it the maximum effect allowed by applicable law. Any other written agreement between the parties hereto shall be conclusively deemed to be an agreement independent of this Agreement.



       14. HEADINGS. Paragraph headings hereunder are for convenience only and shall not affect the meaning or interpretation of the provisions of this Agreement.



       15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original without production of the others.


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       16.    ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding among the parties hereto relating to the subject matters hereof, and supersedes all previous written or oral negotiations, commitments and writings with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by each party hereto.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                            CENTRAL RESERVE LIFE  CORPORATION



                                            By: /s/ Val Rajic
                                               ---------------------------------
                                            Its:  EXECUTIVE VICE PRESIDENT


                                            /s/ Charles Miller
                                            ------------------------------------
                                                Charles Miller